EXHIBIT 1.4

Page: 1 of 1

[Certain portions of this exhibit have been redacted as they are both not material and are of the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.]

BRITISH COLUMBIA

BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Cover Sheet

FURY GOLD MINES LIMITED

Confirmation of Service

Form Filed:	Notice of Change of Directors
Date and Time of Filing:	September 6, 2023 09:04 AM Pacific Time
Name of Company:	FURY GOLD MINES LIMITED
Incorporation Number:	**BC0827202**

This package contains:

- Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 6, 2023 09:04 AM Pacific Time

Incorporation Number: **BC0827202**

Recognition Date and Time: *Incorporated on June 9, 2008 08:23 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

FURY GOLD MINES LIMITED

REGISTERED OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
PO BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
PO BOX 11117
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
PO BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE
PO BOX 11117
VANCOUVER BC V6E 4N7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Mason, Jeffrey

Mailing Address:	**Delivery Address:**
CANADA	CANADA

Last Name, First Name, Middle Name:
Clark, Forrester

Mailing Address:	**Delivery Address:**
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Hoffman, Michael

Mailing Address:	**Delivery Address:**
CANADA	CANADA

Last Name, First Name, Middle Name:
Williams, Alison Sagateh

Mailing Address:	**Delivery Address:**
CANADA	CANADA

Last Name, First Name, Middle Name:
Christie, Brian

Mailing Address:	**Delivery Address:**
CANADA	CANADA

Last Name, First Name, Middle Name:
Cadieux, Isabelle

Mailing Address:	**Delivery Address:**
CANADA	CANADA

Last Name, First Name, Middle Name:
Cook, Steve

Mailing Address:	**Delivery Address:**
CANADA	CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

October 7, 2020
October 7, 2020

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached